As filed with the Securities and Exchange Commission on August 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	2834	76-0333165
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2635 Technology Forest Blvd.

The Woodlands, Texas 77381

(281) 272-9331

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil K. Warma

President and Chief Executive Officer

Opexa Therapeutics, Inc.

2635 Technology Forest Blvd.

The Woodlands, Texas 77381

(281) 272-9331

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mike Hird, Esq. Patty M. DeGaetano, Esq. Pillsbury Winthrop Shaw Pittman LLP 12255 El Camino Real, Suite 300 San Diego, California 92130 (619) 234-5000	Christopher S. Auguste, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 (212) 715-9100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-189395)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	2,300,000	$3,450,000	$470.58

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on Registration Statement on Form S-1 (File No. 333-189395). Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The Registrant previously paid $2,352.90 in connection with the filing of Registration Statement on Form S-1 (Registration No. 333-189395) for a proposed maximum offering price of $17,250,000.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-189395), which was declared effective by the Commission on August 7, 2013, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $3,450,000. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

2

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(a)	Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-1, which Exhibit Index is incorporated hereby by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of The Woodlands, State of Texas, on the 7th day of August, 2013.

OPEXA THERAPEUTICS, INC.

By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Neil K. Warma Neil K. Warma	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2013

/s/ Karthik Radhakrishnan Karthik Radhakrishnan	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2013

* David E. Jorden	Director	August 7, 2013

* Gail J. Maderis	Director	August 7, 2013

* Michael S. Richman	Director	August 7, 2013

* Scott B. Seaman	Director	August 7, 2013

* By:	/s/ Neil K. Warma
Neil K. Warma
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP (incorporated by reference to Exhibit 5.1 to Form S-1 Registration Statement, as amended (Registration No. 333-189395), filed by Opexa Therapeutics, Inc. on July 22, 2013).

23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (incorporated by reference to the signature page of Form S-1 Registration Statement (Registration No. 333-189395) filed by Opexa Therapeutics, Inc. on June 17, 2013).

*	Previously filed